                                                                    EXHIBIT 23-a

                                CONSENT OF EXPERT

      I consent to the reference to me under the headings "Item 1. Business - Environmental Matters" and "Item 3. Legal Proceedings" in the Annual Report on Form 10-K of ArvinMeritor, Inc. ("ArvinMeritor") for the fiscal year ended September 30, 2004, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form     Registration No.                  Purpose
----     ----------------                  -------
S-8        333-107913       ArvinMeritor, Inc. Savings Plan

S-3        333-58760        Registration of debt securities

S-8        333-53498        ArvinMeritor, Inc. Hourly Employees
                            Savings Plan

S-8        333-49610        1997 Long-Term Incentives Plan

S-3        333-43146        Arvin Industries, Inc. Savings Plan

S-3        333-43118        Arvin Industries, Inc. 1988 Stock Benefit
                            Plan

S-3        333-43116        Arvin Industries, Inc. 1998 Stock Benefit
                            Plan

S-3        333-43112        Arvin Industries, Inc. Employee Stock
                            Benefit Plan

S-3        333-43110        Arvin Industries, Inc. Employee Savings
                            Plan

S-8        333-42012        Employee Stock Benefit Plan, 1988 Stock
                            Benefit Plan and 1998 Employee Stock Benefit Plan

                            /s/ Vernon G. Baker, II
                            ---------------------------------
                            Vernon G. Baker, II
                            Senior Vice President and General
                            Counsel of ArvinMeritor, Inc.

Date:  December 15, 2004